Exhibit 99.20

Sales Plan

This Sales Plan dated April 18, 2018 (this “Sales Plan”) is entered into between Mitsubishi UFJ Financial Group, Inc., a joint stock company organized under the laws of Japan (“Seller”) on one hand, and Morgan Stanley, a corporation organized under the laws of Delaware (“Morgan Stanley”) and Morgan Stanley & Co. LLC, a limited liability company organized under the laws of Delaware (“MS & Co.” and, together with Morgan Stanley, the “MS Entities”), on the other hand.

WHEREAS, Seller holds more than 24% but less than 24.9% of the issued and outstanding shares of common stock (the “Shares”) of Morgan Stanley, par value $0.01 per share;

WHEREAS, Morgan Stanley has been repurchasing, and intends to repurchase, Shares from time to time under its share repurchase program;

WHEREAS, as of the date hereof, each of Seller and Morgan Stanley desires that Seller maintain its ownership of Shares below 24.9% of the issued and outstanding Shares;

WHEREAS, Seller intends to sell Shares to Morgan Stanley from time to time with the view to maintaining its ownership of the Shares below 24.9% of the issued and outstanding Shares;

WHEREAS, Morgan Stanley intends to repurchase Shares, through its agent MS & Co., from Seller each quarter under its share repurchase program with the view to maintaining the percentage of Seller’s ownership of the Shares below 24.9% of the issued and outstanding Shares;

WHEREAS, in connection with the transactions contemplated in this Sales Plan and prior to (i) the first Sale Day (but as soon as practicable after Morgan Stanley begins repurchases under its share repurchase program), in the case of the first Quarterly Plan Period, and (ii) each Quarterly Repurchase Commencement Date (as defined below), in the case of the subsequent Quarterly Plan Periods, Seller will have deposited a number of Shares as agreed by Seller and MS & Co. (the “Deposited Shares”) into account number [                ] (the “Deposit Account”), which, for the avoidance of doubt, is a customer account at MS & Co. that is a “cash account” as described in 12 CFR § 220.8; and

WHEREAS, the parties hereto intend that this Sales Plan comply with the requirements of Rule 10b5-1(c)(1)(i)(B) under the Securities Exchange Act of 1934, as amended (the “Exchange Act”).

NOW, THEREFORE, the parties hereto hereby agree as follows:

A.	Definitions

As used in this Sales Plan, the following terms shall have the following meanings:

“Business Day” means any day on which commercial banks are open for business in New York City, United States.

“Number of Shares” means, for any Sale Day, the product of (i) the Specified Percentage for the calendar quarter that includes such Sale Day and (ii) the aggregate number of Repurchased Shares, rounded down to the nearest whole share.

“Quarterly Plan Period” means, for each calendar quarter beginning with the second calendar quarter of 2018, the period from, and including, the date that Morgan Stanley begins purchasing Shares under its share repurchase program during such calendar quarter (“Quarterly Repurchase Commencement Date”), to, and including, the applicable Quarterly Repurchase Termination Date.

“Quarterly Repurchase Termination Date” means, for each calendar quarter, the last day on which Morgan Stanley purchased Shares during such calendar quarter.

“Repurchased Shares” means, for any Sale Day, the aggregate number of Shares that Morgan Stanley has repurchased under its share repurchase program (other than Shares purchased from Seller) during the period from, and including (x) if such Sale Day is the first Sale Day of such calendar quarter, the Quarterly Repurchase Commencement Date or (y) in all other cases, the Business Day immediately following the last Sale Day prior to such Sale Day, to and including, such Sale Day.

“Sale Day” means (i) if any Quarterly Plan Period includes an ex-dividend date for the Shares, the Business Day immediately preceding such ex-dividend date, (ii) each Quarterly Repurchase Termination Date, (iii) any Business Day in any Quarterly Plan Period that is designated as a Sale Day pursuant to Paragraph D.1 and (iv) any Business Day on which this Sales Plan is suspended or terminated pursuant to Paragraph F.1 or F.2.

“Sale Price” means, for any Sale (as defined below), the aggregate purchase price that Morgan Stanley paid for the Repurchased Shares applicable to the Sale Day for such Sale divided by the number of such Repurchased Shares applicable to such Sale Day.

“Settlement Date” means, for any Sale, the Business Day immediately following the Sale Day for such Sale.

“Specified Percentage” means, for each calendar quarter, (i) 36% or (ii) such other percentage as may be notified by Seller to MS & Co. at or prior to the open of business on the Business Day immediately following the day in such calendar quarter on which Morgan Stanley publicly releases its quarterly earnings.

B.	Seller’s Representations, Warranties and Covenants

Seller represents and warrants to, and agrees with, the MS Entities, that as of the date hereof and, with respect to Paragraphs B.1 through B.4 (inclusive), as of each Sale Day:

1. None of the Deposited Shares is subject to any agreement granting any pledge, lien, mortgage, hypothecation, security interest, charge, option or encumbrance.

2. The execution, delivery and performance of this Sales Plan by Seller and the transactions contemplated by this Sales Plan do not and will not contravene (i) any law, rule, regulation, agreement or other instrument binding on or applicable to Seller or any of its affiliates or any of its or their property or assets or (ii) any judgment, order or decree of any governmental body, agency or court having jurisdiction over Seller or its affiliates. For the avoidance of doubt, as used herein, affiliates of Seller do not include the MS Entities and their controlled affiliates.

3. Seller will comply with its obligations under Section 13 and Section 16 of the Exchange Act and the rules and regulations thereunder in connection with the Sales (as defined below) under this Sales Plan.

4. All corporate actions needed to be taken by Seller to duly authorize the execution, delivery and performance of this Sales Plan have been taken and are in full force and effect.

5. Seller is not aware of material nonpublic information about Morgan Stanley or its securities.

C.	MS Entities’ Representations and Warranties

Morgan Stanley represents and warrants to Seller that as of the date hereof and, with respect to Paragraphs C.1 through C.3 (inclusive), as of each Sale Day:

1. The execution, delivery and performance of this Sales Plan by each MS Entity and the transactions contemplated by this Sales Plan do not and will not contravene (i) any law, rule, regulation, agreement or other instrument binding on or applicable to the MS Entities or any of its affiliates or any of its or their property or assets or (ii) any judgment, order or decree of any governmental body, agency or court having jurisdiction over the MS entities or its affiliates. For the avoidance of doubt, as used herein, affiliates of the MS Entities do not include Seller and its controlled affiliates.

2. All corporate actions needed to be taken by each MS Entity to duly authorize the execution, delivery and performance of this Sales Plan have been taken and are in full force and effect.

3. The terms of the transactions contemplated by this Sales Plan were approved prior to the execution and delivery of this Sales Plan by Morgan Stanley’s board of directors in accordance with Rule 16b-3(e) under the Exchange Act, and Morgan Stanley agrees Rule 16b-3(e) applies to Sales by the Seller under the Sales Plan.

4. Morgan Stanley is not aware of material nonpublic information about Morgan Stanley or its securities.

D.	MS Entities’ Covenants

On and after the date hereof and so long as this Sales Plan has not been terminated pursuant to Paragraph F, Morgan Stanley agrees with Seller as follows:

1. During each Quarterly Plan Period, Morgan Stanley will (i) notify Seller in writing promptly if, based on its internal monthly share count worksheets, the aggregate number of Shares that Morgan Stanley has repurchased under its share repurchase program has caused Seller’s percentage of ownership of the Shares to be 24.5% or greater and (ii) use commercially reasonable efforts to cooperate with Seller to implement measures to reduce Seller’s percentage of ownership of the Shares to less than 24.5%, including designating one or more Business Days during the relevant Quarterly Plan Period as Sale Days.

2. Morgan Stanley will not take any action that would cause the affirmative defense of Rule 10b5-1(c) not to be available to Seller.

E.	Implementation of this Sales Plan

1. Subject to Paragraph F, on each Sale Day, Seller agrees to sell and Morgan Stanley agrees to purchase, through its agent MS & Co., a number of Shares equal to the Number of Shares for such Sale Day (each such sale, a “Sale”) unless Morgan Stanley determines after consultation with qualified outside counsel that it would be illegal for Morgan Stanley to do so. The purchase price per Share shall be equal to the Sale Price for such Sale pursuant to the terms and conditions set forth below.

2. On the Settlement Date for each Sale, (i) Seller shall authorize MS & Co. to transfer a number of Deposited Shares equal to such Number of Shares to an account of Morgan Stanley, and (ii) MS & Co., as an agent of Morgan Stanley, shall make a payment in immediately available funds to the account designated by Seller pursuant to Paragraph G.3 below in an amount equal to the product of (x) the Number of Shares for the Sale Day for such Sale and (y) the Sale Price for such Sale.

3. If the Deposited Shares are likely to be less than the Number of Shares for the current Quarterly Plan Period, MS & Co. shall so notify Seller and request that an additional number of Shares, as agreed between MS & Co. and Seller, be deposited into the Deposit Account. Seller shall promptly deliver such additional Shares to the Deposit Account. The MS Entities shall not lend, pledge, rehypothecate or otherwise transfer Deposited Shares.

4. The Shares subject to this Sales Plan and any corresponding prices shall be adjusted automatically on a proportionate basis to take into account any stock split, reverse stock split or stock dividend with respect to the Shares or any change in capitalization with respect to Morgan Stanley that occurs during any Quarterly Plan Period.

5. The parties hereto agree that, absent any change in applicable law, the Sales of Shares pursuant to this Sales Plan shall be treated for U.S. federal income tax purposes as distributions governed by Section 301 of the Internal Revenue Code of 1986, as amended. The MS Entities shall be entitled to deduct and withhold from any amount payable to Seller pursuant to this Sales Plan such amounts as either MS Entity is required to deduct and withhold with respect to the making of such payment under any provision of U.S. federal, state, local or non-U.S. law, and taking into account the relevant provisions of any applicable income tax treaty as reflected on any duly completed IRS Form W-8BEN-E (or applicable successor form or any similar form prepared and provided under state, local or non-U.S. law) provided by Seller to the MS Entities. If any amount is so withheld, such amounts shall be treated for all purposes of this Sales Plan as having been paid to Seller.

F.	Termination

This Sales Plan may not be suspended or terminated except in accordance with Paragraphs F.1 and F.2 below.

1. This Sales Plan may be suspended or terminated by Seller at any time for any reason by prior written notice from Seller sent to MS & Co’s compliance office by e-mail, facsimile or overnight mail at the address or fax number set forth in Paragraph G.3 below and received by MS & Co’s compliance office at least one Business Day prior to the Business Day on which this Sales Plan is to be suspended or terminated; provided, however, that Seller’s suspension or termination of this Sales Plan shall not relieve it from its obligation to settle any then pending Sale transaction. If such notice is made with respect to a suspension, rather than a termination, it shall indicate the anticipated duration of the restriction. The Sales by Seller of the Shares to Morgan Stanley shall resume under this Sales Plan promptly after receipt of notice from Seller that Sales may resume.

2. This Sales Plan may be suspended or terminated by Morgan Stanley (i) after the end of a Quarterly Plan Period and prior to the beginning of the next Quarterly Plan Period or (ii) at any time if Morgan Stanley has determined after consultation with qualified outside counsel that it is prohibited from purchasing the Shares by a legal, contractual or regulatory restriction applicable to it or its affiliates (including any such restriction relating to its possession of material nonpublic information about Morgan Stanley or the Shares). In either such case Morgan Stanley shall deliver a written notice to Seller by e-mail, facsimile or overnight mail at the address or fax number set forth in Paragraph G.3 below at least one Business Day prior to the Business Day on which this Sales Plan is to be suspended or terminated; provided, however, that Morgan Stanley’ suspension or termination of this Sales Plan shall not relieve it from its obligation to settle any then pending Sale transaction. If such notice is made with respect to a suspension, rather than a termination, it shall indicate the anticipated duration of the restriction.

G.	General

1. The parties hereto acknowledge and agree that this Sales Plan is a “securities contract,” as such term is defined in Section 741(7) of Title 11 of the United States Code (the “Bankruptcy Code”), entitled to all the protections given to such contracts under the Bankruptcy Code.

2. This Sales Plan may be amended by Seller only upon the written consent of Morgan Stanley.

3. (a) All notices to the MS Entities under this Sales Plan shall be given to MS & Co. by e-mail, facsimile or overnight mail as specified below:

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    (b) MS & Co. shall use its best efforts to notify Seller of (i) the Number of Shares and (ii) the Sale Price for each Sale executed under this Sales Plan by e-mail at the below addresses by 6:00 p.m. (ET) on the Sale Day, but in any event, no later than 8:00 a.m. (ET) on the following Business Day. Seller agrees to notify MS & Co. in writing of any changes to the contact information provided.

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In addition, all other notices to Seller under this Sales Plan shall be given to Seller by e-mail, facsimile or overnight mail as specified below:

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    (c) Seller designates the following account for payments to Seller by MS & Co., as an agent of Morgan Stanley, pursuant to Paragraph E.2, which designation Seller may change at any time for any reason by notifying MS & Co. in writing:

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4. Seller’s rights and obligations under this Sales Plan may not be assigned or delegated without the written permission of Morgan Stanley, and any MS Entity’s rights and obligations under this Sales Plan may not be assigned or delegated without the written permission of Seller. Any attempted or purported assignment or delegation in violation hereof shall be null and void.

5. This Sales Plan may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

6. If any provision of this Sales Plan is or becomes inconsistent with any applicable law, rule or regulation, that provision will be deemed modified or, if necessary, rescinded in order to comply with the relevant law, rule or regulation. All other provisions of this Sales Plan will continue and remain in full force and effect. This Sales Plan shall be interpreted to comply with requirements of Rule 10b5-1(c) under the Exchange Act.

7. This Sales Plan shall be governed by and construed in accordance with the internal laws of the State of New York.

IN WITNESS WHEREOF, the undersigned have signed this Sales Plan as of the date first written above.

Mitsubishi UFJ Financial Group, Inc.

By:
Name:
Title:

Morgan Stanley

By:
Name:
Title:

Morgan Stanley & Co. LLC

By:
Name:
Title: